EXHIBIT NO. 16.1

Truewest Corporation
File No. 33-56574
Form 8-K
Report date: January 25, 2013

                       [LETTERHEAD OF S. W. HATFIELD, CPA]

February 1, 2013

U. S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Gentlemen:

On February 1, 2013, this Firm received the final draft copy of a Current Report on Form 8-K to be filed by Truewest Corporation (SEC File #33-56574, CIK # 895650) (Company) reporting an Item 4.01 - Changes in Registrant's Certifying Accountant.

We have no  disagreements  with the statements  made in the draft Form 8-K, Item
4.01 disclosures which we read.

Yours truly,


/s/ S. W. Hatfield, CPA
-------------------------------------
S. W. Hatfield, CPA
Dallas, Texas